SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Exhibit 10.8

GAS GATHERING AND PROCESSING AGREEMENT

This Gas Gathering and Processing Agreement (“Agreement”) is made and entered into effective as of the in service date of the C.E. Moore Interconnection, as defined hereinafter (the “Effective Date”), between Marlin G&P I, LLC (“Processor”), a Texas limited liability company, and Anadarko E&P Company LP (“Producer”), a Delaware limited partnership. Hereinafter, Processor and Producer may sometimes be referred to collectively as the “Parties” and individually as a “Party.”

WHEREAS, Producer owns and/or controls supplies of gas produced from various wells within a thirty (30) mile radius of Processor’s affiliate’s Panola County Gas Processing Facilities and desires that certain quantities of such gas (“Producer’s Gas”) be processed in such facilities and is willing to make certain volume commitments to Processor instead of dedicating lands or wells to Processor;

WHEREAS, Producer desires Processor to gather, and cause to be processed, treated and/or conditioned as defined hereinafter, Producer’s Gas and cause to be redelivered the Residue Gas attributable to Producer’s Gas at the Redelivery Point(s), as defined hereinafter, to or for the account of Producer pursuant to the terms and conditions contained herein; and,

WHEREAS, Processor desires to gather, process, treat and/or condition and redeliver or cause to be gathered, processed, treated and/or conditioned and redelivered, Producer’s Gas to or for the account of Producer pursuant to the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the adequacy, sufficiency and receipt of which his hereby acknowledged, Producer and Processor hereby agree as follows:

ARTICLE 1

DEFINITIONS

For the purposes of this Agreement, except in those instances where the context expressly states another meaning, the following terms and expressions shall have the following meanings:

1.1 “Agreement” shall have the meaning ascribed thereto as set forth in the first paragraph of this Agreement.

1.2 “Btu” shall mean one British thermal unit and “MMBtu” shall mean one million (1,000,000) British thermal units. A British thermal unit is defined as the amount of heat required to raise the temperature of one (1) avoirdupois pound of pure water from fifty-eight and five-tenths degrees Fahrenheit (58.5° F) to fifty-nine and five-tenths degrees Fahrenheit (59.5° F), at a constant pressure of fourteen and seventy-three hundredths pounds per square inch absolute (14.73 psia). Btus shall be determined by multiplying the total volume of Natural Gas delivered, in Mcfs, times the heating value of the gas expressed in Btus per cubic foot of Gas adjusted on a dry basis.

1.3 “Capacity Commitment” shall have the meaning ascribed thereto as set forth in Section 8.1 hereinafter.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

1.4	“C.E. Moore Interconnection” shall have the meaning ascribed thereto as set forth in Article 4 hereinafter.

1.5 The term “cubic foot” shall mean the volume of gas contained in one (1) cubic foot of space at a standard pressure of fourteen and sixty-five hundredths (14.65) psia and a standard temperature of sixty degrees Fahrenheit (60° F) under standard gravitational force.

1.6 “Day” shall mean the period beginning at 9:00 a.m., Central Clock Time, on one calendar day and ending at 9:00 a.m., Central Clock Time, on the following calendar day.

1.7	“Deficiency Credit Amount” shall have the meaning ascribed thereto as set forth in Section 3.2 hereinafter.

1.8	“Deficiency Payment” shall have the meaning ascribed thereto as set forth in Section 3.2 hereinafter.

1.9	“Due Date” shall have the meaning ascribed thereto as set forth in Section 11.2 hereinafter.

1.10	“Excess Volumes” shall have the meaning ascribed thereto as set forth in Section 3.2 hereinafter.

1.11	“Extension Option” shall have the meaning ascribed thereto as set forth in Section 2.1 hereinafter.

1.12	“Fixed Recovery Percentages” shall have the meaning ascribed thereto as set forth in Section 8.3 hereinafter.

1.13	The term “force majeure” shall have the meaning ascribed thereto as set forth in Section 17.2 hereinafter.

1.14	The term “gas” shall mean hydrocarbons in a gaseous state, or natural gas produced from oil or gas wells.

1.15 The term “Gross Heating Value” shall mean the gross number of Btus which would be contained in a volume of one (1) cubic foot at a temperature of sixty degrees Fahrenheit (60° F), under a pressure of fourteen and seventy-three hundredths pounds per square inch absolute (14.73 psia) **

1.16	“Initial Term” shall have the meaning ascribed thereto as set forth in Article 2 hereinafter.

1.17 “Mcf” shall mean one thousand (1,000) cubic feet, “MMcf” shall mean one thousand (1,000) Mcf, and “Bcf” shall mean one million (1,000,000) Mcf.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

1.18 “Month” shall mean the period beginning on the first Day of a calendar month and ending on the first Day of the succeeding calendar month.

1.19 “NE8 Interconnection” shall have the meaning ascribed thereto as set forth in Article 4 hereinafter.

1.20 “NW8 Interconnection” shall have the meaning ascribed thereto as set forth in Article 4 hereinafter.

1.21 “Oak Hill Agreement” shall mean that certain Gas Gathering and Processing Agreement dated April 1, 2012, entered into between Producer and Processor.

1.22 “Oak Hill-Cotton Valley Receipt Point” shall have the meaning ascribed thereto in the Oak Hill Agreement.

1.23 “Oak Hill Lateral” shall have the meaning ascribed thereto in the Oak Hill Agreement.

1.24 “Option Election Notice” shall have the meaning ascribed thereto as set forth in Section 2.2 hereinafter.

1.25 “Option Term” shall have the meaning ascribed thereto as set forth in Section 2.1 hereinafter.

1.26 “Plant” shall have the meaning ascribed thereto as set forth in Section 8.1 hereinafter.

1.27 “Plant Fuel” shall mean that portion of gas used for the operation of the Processor’s Plant, including but not limited to plant compression, which shall be equal to ** of the inlet quantity of Producer’s Gas delivered to Processor at the Receipt Points, as expressed on an MMBtu basis.

1.28 “Plant Inlet Volume” expressed in MMBtu, shall be the volume of Producer’s Gas delivered by or allocated to the Producer at the Receipt Points less gathering line loss equal to **

1.29 “Plant Product Delivery Point” shall have the meaning ascribed thereto as set forth in Section 8.3 hereinafter.

1.30 “Plant Product Shrinkage”, shall mean the decrease in gas volume, as adjusted for Heating Value, which results from the conversion of liquefiable components of the gas into Plant Products, expressed on an MMBtu basis. The number of MMBtus contained in a gallon of each Plant Product will be that set out in the GPA Publication 2145 latest revision, as same may be amended or revised. The physical constant of normal heptane shall be used for the C7+ fraction of the sample.

1.31 “Processor” shall have the meaning ascribed thereto as set forth in the first paragraph of this Agreement.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

1.32 “Producer” shall have the meaning ascribed thereto as set forth in the first paragraph of this Agreement.

1.33 “Producer’s Facilities” shall have the meaning ascribed thereto as set forth in Section 5.1 hereinafter.

1.34 “Producer’s Gas” shall have the meaning ascribed thereto as set forth in the first paragraph of this Agreement.

1.35 The term “psia” shall mean pounds per square inch absolute.

1.36 The term “psig” shall mean pounds per square inch gauge.

1.37 “Receipt Points” shall have the meaning ascribed thereto as set forth in Section 5.1 hereinafter.

1.38 “Shortfall Volume” shall have the meaning ascribed thereto as set forth in Section 3.2 hereinafter.

1.39 “Residue Gas” shall mean Plant Inlet Volume, less (i) Plant Product Shrinkage attributable to Producer’s Gas and (ii) Plant Fuel.

1.40 “Total Aggregate Minimum Commitment” shall have the meaning ascribed thereto as set forth in Section 3.2 hereinafter.

1.41 “Year” shall mean a period of twelve (12) consecutive months beginning on the first Day of a calendar month and ending on the same date of each succeeding twelve (12) months during the term hereof.

1.42 “Yearly Aggregate Minimum Commitment” shall have the meaning ascribed thereto as set forth in Section 3.2 hereinafter.

ARTICLE 2

TERM

2.1 The primary term shall commence as of the Effective Date and continue for an initial term of three (3) Years (the “Initial Term”) and, if the option to extend the Term, as provided in Section 2.2 below (the “Extension Option”), is exercised by Producer, this Agreement will extend for another one year period (the “Option Term”) and continue from Year to Year thereafter until terminated by either Party hereto upon one-hundred eighty (180) days written notice prior to the end of the Initial Term, the Option Term, if exercised by Producer, or any subsequent Yearly renewal period thereafter.

2.2 Producer, at its written election delivered to Processor no less than one-hundred eighty (180) days prior to the end of the Initial Term (the “Option Election Notice”), shall have the right to extend this Agreement to cover the Option Term.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

ARTICLE 3

QUANTITY AND THROUGHPUT COMMITMENT

3.1 Subject to the provisions contained herein, Producer agrees to deliver or cause to be delivered unprocessed gas to Processor at the Receipt Points as defined in Article 5 and Processor agrees to gather and cause to be processed and redeliver Residue Gas to the Redelivery Point(s) as defined in Article 6 to or for the account of Producer. Producer agrees to deliver or cause to be delivered such quantities of unprocessed gas at the Receipt Points at as constant a rate of flow as is practical throughout the period of such delivery.

3.2 Producer agrees to deliver a minimum volume by the end of each Year as outlined in the tables below under the heading “Total Aggregate Minimum Commitment”). In the event Producer has not delivered at least the Yearly Aggregate Minimum Commitment (as defined below) by the end of each Year, Processor shall charge Producer an amount equal to the Processing Fee per MMbtu plus the Gathering Fee per MMbtu utilizing a heating value of ** (the “Deficiency Payment”), each multiplied times the difference between the Yearly Aggregate Minimum Commitment and the volumes of Producer’s Gas delivered to Processer during the applicable year (the “Shortfall Volume”). Any Shortfall Volume for which Producer is billed and pays the full Deficiency Payment for shall be credited as a delivery for purposes of determining compliance with the Total Aggregate Minimum Commitment and Yearly Aggregate Minimum Commitment. Any volume delivered by Producer which exceeds the Yearly Aggregate Minimum Commitment for the year in which it was delivered (“Excess Volumes”), as set forth in the tables below, shall either be (i) credited as a delivery for purposes of determining compliance with the Total Aggregate Minimum Commitment and Yearly Aggregate Minimum Commitment under this Agreement or (ii) credited toward any Deficiency Payments owed by Producer to Processor pursuant to the terms and provisions of the Oak Hill Agreement by an amount calculated by multiplying such Excess Volumes times the Processing Fee and the Gathering Fee contained in this Agreement (the “Deficiency Credit Amount”). If the Deficiency Credit Amount exceeds the Deficiency Payment that would otherwise be owed by Producer to Processor under the Oak Hill Agreement, no Deficiency Payment under the Oak Hill Agreement would be required to be paid by Producer to Processor during the applicable annual period. It is understood and agreed that any Excess Volumes delivered to Processor under this Agreement during any yearly period commencing July 1, 2012, in excess of the Yearly Aggregate Minimum Commitment can only be utilized to satisfy future commitments under this Agreement or be used as a credit against any Deficiency Payment owed by Producer to Processor under the Oak Hill Agreement during the same year but not both. The Total Aggregate Minimum Commitment will be reduced by the Yearly Aggregate Minimum Commitment expressed as a daily rate in effect at the time for any days where Processor claims Force Majeure as described in Article 17.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Year	Total Aggregate Minimum Commitment (MMcf in aggregate)		Yearly Aggregate Minimum Commitment (MMcf/d *a)
1*[b] –August 1, 2012 – July 31, 2013	*	*	*	*
2 –August 1, 2013 –July 31, 2014	*	*	*	*
3*[c] – August 1, 2014 – July 31, 2015	*	*	*	*

*a	For each year during the Term of this Agreement, the “Yearly Aggregate Minimum Commitment” shall be the volumes set forth in this column for each applicable year multiplied by 365.
*b	The monthly breakdown of the volumes committed during the first year, commencing August 1, 2012 through July 31, 2013 are as follows:

Month	Total Volume Commitment (MMcf per month)		MMcf/d
8/2012	*	*	*	*
9/2012	*	*	*	*
10/2012	*	*	*	*
11/2012	*	*	*	*
12/2012	*	*	*	*
1/2013	*	*	*	*
2/2013	*	*	*	*
3/2013	*	*	*	*
4/2013	*	*	*	*
5/2013	*	*	*	*
6/2013	*	*	*	*
7/2013	*	*	*	*
Total	*	*

*c	Producer has the option to lower its volumetric commitment to ** MMcf/day covering the period from August 1, 2014 through July 31, 2015, by sending to Processor written notice (“Volumetric Election Notice”) of its election to do so such that the Volumetric Election notice if received by Processor no later than ** prior to August 1, 2014. If Producer fails to send the Volumetric Election Notice to Processor in a timely manner, the volume commitment shall remain at ** MMcf/day during the period August 1, 2014 through July 31,2015.

3.3 If Producer exercises the Extension Option as provided in Articles 2 and 3 above, the Total Volume Commitment applicable during the Option Period and any yearly extension periods thereafter shall be one of the following:

(A)	Option Election 1, assuming Producer exercised the option to lower its volumetric commitment to ** MMcf/day in Year 3, as set forth in Section 3.2(c) above, and desires to keep its volumetric commitment at ** MMcf/day in Year 4:

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Year	Total Aggregate Minimum Commitment (MMcf in aggregate)*[1]	Yearly Aggregate Minimum Commitment (MMcf/d)
4 (August 1, 2015 – July 31, 2016 and each yearly period thereafter)	** **	** **

*1	For each yearly period after year four, the Total Aggregate Minimum Commitment shall increase by a total of ** MMcf for each year the Agreement is extended.

(B)	Option Election 2, assuming Producer failed to exercise the option to lower its volumetric commitment to ** MMcf/day in Year 3 and desires to keep its volumetric commitment at ** MMcf/day in Year 4:

Year	Total Aggregate Minimum Commitment (MMcf in aggregate)*[2]	Yearly Aggregate Minimum Commitment (MMcf/d)
4 (August 1, 2015 – July 31, 2016 and each yearly period thereafter)	**	**

*2	For each yearly period after year four, the Total Aggregate Minimum Commitment shall increase by a total of ** MMcf for each year the Agreement is extended.

(C)	Option Election 3, assuming Producer failed to exercise the option to lower its volumetric commitment to ** MMcf/day in Year 3 and desires to lower its volumetric commitment to ** MMcf/day in Year 4:

Year	Total Aggregate Minimum Commitment(MMcf in aggregate)*[3]	MMcf/d
4 (August 1, 2015 – July 31, 2016 and each yearly period thereafter)	**	**

*2	If Producer failed to exercise its earlier right to lower its volumetric commitment during Year 3, Producer has the option to lower its volumetric commitment to ** MMcf/day covering the period from August 1, 2015 through July 31, 2016, by sending to Processor written notice (the “Volumetric Election Notice”) of its election to do so such that the Volumetric Election notice is received by Processor no later than ** prior to August 1, 2015. If Producer fails to send the Volumetric Election Notice to Processor in a timely manner, the volume commitment shall remain at ** MMcf/day during the period August 1, 2015 through July 31, 2016.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

*3	For each yearly period after year four, the Total Aggregate Minimum Commitment shall increase by a total of ** MMcf for each year the Agreement is extended.

3.4 Any Deficiency Payment that is owed by Producer to Processor as provided in Section 3.2 above shall be paid to Processor within thirty (30) days of Producer’s receipt of invoice for same.

ARTICLE 4

PROCESSOR’S AND PRODUCER’S CONSTRUCTION COMMITMENTS

Processor agrees to construct or cause to be constructed and own and operate measurement facilities at three locations, two of which will be interconnection points of Producer’s gathering system with Processor’s Oak Hill Lateral, the first commonly known by Processor and Producer as the “NW8 Interconnection” and the second known as the “NE8 Interconnection,” and the third measurement facility located near Processor’s Panola facilities and known by Processor and Producer as the “C.E. Moore Interconnection.” Within a reasonable period of time following execution of this Agreement by the Parties, Producer shall (i) commence the acquisition of rights of way and commence construction of extensions to its existing gathering systems so that it can make the NW8 Interconnection and the NE8 Interconnection by the time the Oak Hill Lateral is complete at those locations and (ii) shall undertake necessary work to complete the interconnection of Producer’s gathering system with Processor’s Panola Facilities at the C.E. Moore Interconnection. Within a reasonable period of time following execution of this Agreement by the Parties, Processor shall undertake the construction of the necessary metering facilities at the C.E. Moore Interconnection and as soon as the Oak Hill Lateral reaches those points, will undertake the construction of the metering facilities at the NE8 Interconnection and the NW8 Interconnection.

ARTICLE 5

RECEIPT POINTS

5.1 Producer shall deliver or cause Producer’s Gas to be delivered to Processor at the C.E. Moore Interconnection, the NW8 Interconnection or the NE8 Interconnection (the “Receipt Points”). Any Gas delivered by Producer to the Receipt Points shall count toward Producer’s Yearly Aggregate Minimum Commitment and Total Aggregate Minimum Commitment. Producer may subsequently elect to deliver other sources of Gas to such Receipt Points, provided however that Producer shall be responsible for the delivery of such Gas to such points. Producer at its sole cost, risk and expense, shall construct and install or cause to be constructed and installed any upstream facilities, interconnecting flow lines, flange, pipe, valves, fittings and separators necessary to deliver Producer’s Gas to Processor at the Receipt Points in compliance with the Quality Specifications set forth in Exhibit B attached hereto and made a part hereof, including, without limitation, those activities to be performed by Producer as set forth in Article 4 above (“Producer’s Facilities”).

5.2 All gas delivered, or caused to be delivered, by Producer at the Receipt Points shall be delivered at the pressure maintained by Processor from time to time, but not to exceed the maximum allowable operating pressure (“MAOP”) in Processor’s gathering system unless provided otherwise, and in accordance with the Quality Specifications set forth in Exhibit B attached hereto.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

ARTICLE 6

RESIDUE GAS REDELIVERY POINT(S)

Processor shall redeliver or cause to be redelivered to the residue pipeline interconnects at the tailgate of the Plant or other mutually agreeable Redelivery Point(s) for Producer’s account ** of Producer’s Residue Gas. The Redelivery Point(s) of the gas to Producer’s account under this Agreement shall be at the tailgate of the Gas Processing Plants owned and operated by Processor situated in Panola County, Texas, including, but not limited to, the following pipeline connections: Tennessee Gas Pipeline; CenterPoint Energy; Texas Gas Transmission; Gulf South Pipeline; DCP’s Carthage Hub (which may be subject to additional fees, all of which shall be borne by Producer).

ARTICLE 7

NOMINATIONS AND SCHEDULING

Since there are three separate Receipt Points under this Agreement that may be utilized by Producer to deliver Producer’s Gas to Processor, Producer agrees to provide to Processor annually commencing August 1, 2012, an estimate of the volumes of Producer’s Gas to be delivered by Producer to Processor at each of the three separate Receipt Points listed in Article 5 above. If at any time Producer determines that its estimate of the volumes to be delivered at each Receipt Point are materially different than what was submitted for that annual period, Producer shall as reasonably possible advise Processor of such fact. In addition, at least five days prior to the beginning of each Month, Producer shall nominate the volumes of gas to be delivered to Processor at each Receipt Point during the subsequent Month and shall comply with Processor’s normal scheduling procedures, as such procedures may change from time to time. If either Party becomes aware of any circumstance which would prevent the delivery or receipt of Producer’s Gas as provided herein, such Party shall inform the other Party of such as soon as possible, but no less than twenty-four (24) hours before such delivery or receipt is affected. In the event a change in delivery or receipt is necessary, the Party requiring the change shall provide the other Party with at least twenty-four (24) hours notice of such change through normal scheduling procedures.

ARTICLE 8

PROCESSING

8.1 Processor agrees to process, treat and/or condition or cause to be processed, treated and/or conditioned at Processor’s affiliate’s Panola County Gas Processing Plants (collectively, the “Plant”) up to a varying amount of gas per day (the “Capacity Commitment”) delivered by or on behalf of Producer to Processor at the Receipt Points up to the capacity limitations set forth herein. The Capacity Commitment during the Term of this Agreement are as set forth below:

Time Period	Daily Capacity Commitment
August, 2012	** Mcf/Day
September, 2012	** Mcf/Day
October, 2012 through July, 2014	** Mcf/Day

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Any volumes of Producer’s Gas delivered by Producer to Processor above the applicable Capacity Commitment may be processed by Processor on an interruptible basis at the fees set forth in Exhibit A but only if Processor has available capacity in its Plants.

8.2 If Producer exercises the Extension Option as provided in Article 2 above, the Daily Capacity Commitment applicable during the Option Period and any monthly extension periods thereafter shall be either of the following, as designated by Producer in the Election Notice:

(A)	Option Election 1 (See Section 3.3(A)):

Time Period	Daily Capacity Commitment
August 1, 2015 – July 31, 2016 and each yearly period thereafter	** Mcf/Day

(B)	Option Election 2 (See Section 3.3(B)):

Time Period	Daily Capacity Commitment
August 1, 2015 – July 31, 2016 and each yearly period thereafter	** Mcf/Day

(C)	Option Election 3 (See Section 3.3(C)):

Time Period	Daily Capacity Commitment
August 1, 2015 – July 31, 2016 and each yearly period thereafter	** Mcf/Day

8.3 Processor agrees to deliver to Producer or cause to be delivered to Producer, Producer’s share of Plant Products at the tailgate of the Plant (the “Plant Product Delivery Point”) based on the fixed recovery percentages listed below and, in exchange for the payment by Producer to Processor of the Plant Product Transportation Fee set forth in Exhibit A, shall deliver or cause such Plant Products to be delivered to the interconnection of Processor’s natural gas liquids pipeline to the Panola Pipeline. For the purpose of this Agreement, the fixed liquid hydrocarbon recovery percentages (“Fixed Recovery Percentages”) are as follows:

Plant Product	Fixed Recovery Percentage
Ethane	**
Propane	**
Iso-Butane	**
Normal Butane	**
Natural Gasoline	**

The foregoing Fixed Recovery Percentages are based on the condition that the Gross Heating Value of Producer’s Gas delivered at the Receipt Point is at least ** Btus. In addition to the fees set forth in Exhibit A, if in any Month the weighted average Gross Heating Value of Producer’s gas is below ** Btus, Producer agrees to pay Processor a Minimum Btu Fee, which shall be defined as the product of (i) ** divided by the weighted average Gross Heating Value of Producer’s gas in a Month, minus 1 (one), multiplied by (ii) the Processing Fee, as set forth in Exhibit A, multiplied by (iii) **.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

**
Where:

MB	=	Minimum Btu Fee

W	=	Weighted average Gross Heating Value of Producer’s gas during the Month

PF	=	Processing Fee

For example if in a given Month, the weighted average Gross Heating Value of Producer’s Gas is ** and the Processing Fee is **/Mmbtu, Producer agrees to pay Processor a Minimum Btu Fee of **

If at any time the daily average Gross Heating Value of Producer’s Gas is less than ** Btus, Processor shall not be required to process Producer’s Gas until such time as Producer’s Gas exceeds ** Btus and is reasonably expected to exceed such Btu content during the remaining period of the particular Month. In such event, Producer and Processor shall meet to discuss the type of services that Processor can provide to Producer in order to make Producer’s Gas merchantable but no such services shall be performed until the Parties mutually agree on the services to be provided and the fees to be charged by Processor in providing such services. If the parties cannot agree within thirty (30) days on the services to be provided or the fees to be charged, then either party shall have the right to terminate this Agreement, however, Producer will remain liable for any Deficiency Payment(s) as set forth in Article 3 above.

8.4 Plant Products shall mean all liquefiable hydrocarbons extracted and saved at the Plant attributable to Producer’s Gas based on the Plant Inlet Volume; and the quality of Producer’s Gas delivered to Processor at the Receipt Point based on the Fixed Recovery Percentages shown above. Such liquefiable hydrocarbons shall include ethane, propane, butanes, and natural gasoline, as a mixture.

8.5 The Plant Product Delivery Point and Plant Product custody transfer point shall be at the interconnection between Processor or its affiliate’s natural gas liquid facilities, which are connected to the tailgate of the Plants, and the Panola Pipeline. The Plant Product Delivery Point shall be deemed to be located at the downstream riser of Panola Pipeline’s meter station located at the interconnection point between Processor’s natural gas liquids facilities and the Panola Pipeline. The parties shall each provide copies or otherwise make available to the other party any Plant Product volume allocation statements or Plant Product measurement statements and revisions thereof in connection with the Plant Products related to this Agreement that either party may reasonably require in carrying out the provisions of this Agreement.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

8.6 Producer agrees to arrange, at its sole cost and expense, for adequate downstream facilities to accept delivery of Producer’s allocated share of Plant Products. Processor shall follow or cause to be followed all reasonable delivery instructions given by Producer or its designee with respect to Producer’s Plant Products, but it is understood between Processor and Producer that Processor shall make no special arrangements nor incur any additional costs or expenses in the disposition of Producer’s Plant Products unless otherwise mutually agreed to between Producer and Processor. Since Producer and Processor and potentially other third parties shall each have Plant Products owned and/or controlled by them at the tailgate of the Plant, in the event of curtailment on any downstream liquid pipelines utilized to transport Plant Products, each of Processor, Producer and such third parties shall be curtailed based on the allocation methodology utilized by such downstream pipeline and if there are no such curtailment priorities established by such pipelines, shall be allocated based on the percentage of Plant Products owned by Processor, Producer and each of such third parties.

8.7 Should Producer have any problem with the disposition of Producer’s Plant Products and/or Residue Gas due to Force Majeure, loss of market, or other reasons beyond the reasonable control of Producer, Processor shall have the right to curtail receiving gas at the Receipt Point as long as Producer’s problem exists.

ARTICLE 9

FEES

The fees for providing the services by Processor to Producer as set forth in this Agreement are set forth in Exhibit A, attached hereto and made a part hereof.

ARTICLE 10

MEASUREMENT AND TESTING

10.1 The volume of gas received hereunder for purposes of measurement shall be one (1) cubic foot of gas and shall be measured by an ultrasonic meter installed and operated, and computations made, as prescribed in the American Gas Association Gas Measurement Committee Report No. 3 for orifice meters and/or Gas Report No. 9 for multipath ultrasonic meters, as amended, including the Appendix and Amendments thereto. Electronic Flow Measurement (“EFM”) volume computations shall be made by Processor, or its designee, as accurately as possible and within the accuracy prescribed by the manufacturer of the computing equipment used.

10.2 The specific gravity of the gas received hereunder shall be determined with accuracy to the nearest one-thousandth (1/1,000) by taking samples of the gas at the point of measurement or by the use of a method generally accepted in the gas industry or other apparatus approved in advance by both Parties at the beginning of receipts, and thereafter once each quarter, or as often as mutually deemed necessary.

10.3 The Gross Heating Value and GPM of the gas received hereunder shall be determined by means of an in-line chromatographic analysis utilizing a continuous sampler installed at the Receipt Points or by other methods mutually agreeable to both Parties. The Gross Heating Value, specific gravity, and C02 and N2 content so determined from the continuous sampler shall be utilized and effective when made.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

10.4 Tests for water vapor, sulphur and hydrogen sulphide content of the gas received hereunder shall be made by approved standard methods from time to time as requested by any Party hereto. In no case may the producer request tests more often than once each calendar quarter.

10.5 Processor shall calibrate, maintain and operate at the Receipt Points, meters and appurtenant equipment for the measurement of the quantity and quality of the gas received hereunder. Processor shall read such meters as mutually agreed, or cause same to be done. Producer shall have the right to install, own and operate, at its sole risk and expense, check meters in a manner that will not interfere with Processor’s equipment to check the Processor’s meters, instruments, and equipment, but the measurement of gas for the purpose of this Agreement will be by Processor’s meter

10.6 For the purpose of measurement and meter calibration, the atmospheric pressure shall be assumed, unless otherwise determined by the Standard Gas Measurement Law, to be fourteen and seventy-three hundredths (14.73) psia.

10.7 At least once each quarter, or at other intervals agreeable to both Parties, Processor shall test and calibrate or have tested and calibrated its meters, gauges and other measuring devices. Producer shall have the right to require the meters to be calibrated at any time, but calibrations made at Producer’s request shall be at the expense of Producer unless the percentage of inaccuracy is found to be ** or more, in which case the calibration shall be made at the expense of Processor. Readings, calibrations, and adjustments of the EFM equipment shall be done only by Processor or its agent, but all data with respect thereto shall at all reasonable times be available to Producer for inspection. If, upon any test, the percentage of inaccuracy shall be ** or more, registrations thereof shall be corrected at the rate of such inaccuracy for any period which is definitely known or agreed upon, but in case the period is not definitely known or agreed upon, then for a period extending back one-half (1/2) of the time elapsed since the last date of calibration. No correction shall be made for recorded inaccuracies of less than **. Processor shall cause metering equipment found inaccurate to be immediately restored to a condition of accuracy. If for any reason any meter is out of service or out of repair, such that the amount of Producer’s Gas received cannot be ascertained or computed from the reading thereof, the amount of Producer’s Gas received during the period such meter was out of service or out of repair shall be estimated based upon the best data available, using the first of the following methods which is feasible:

10.7.1	By using the data recorded by any check meter, if installed and accurately registering, or if not installed or registering accurately;

10.7.2	By correcting the error if the percentage of error is ascertainable by calibration, test or mathematical calculation, or if neither such method is feasible;

10.7.3	By estimating the quantity received based upon receipts during preceding periods under similar conditions when the equipment was registering accurately.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

10.8 Each Party shall have the right to be present at the time of installing, reading, cleaning, changing, repairing, inspecting, testing, calibrating or adjusting done in connection with the other’s measuring equipment in measuring receipts hereunder. The records from such measuring equipment shall remain the property of their owner, who shall keep them on file for a period of not less than two (2) years, but upon request, each will submit to the other its records and charts, together with calculations therefrom subject to return within fifteen (15) days after receipt thereof.

ARTICLE 11

BILLING AND PAYMENT

11.1 Processor shall render a measurement statement by the fifteenth (15th) of each Month to Producer which shall include the quantity of Producer’s Gas received hereunder during the preceding Month. Processor shall render a settlement statement to the Producer on or before the twentieth (20th) Day of the Month following production in accordance with the measurement, computation, and fee provisions provided for in this Agreement.

11.2 On or before the last day of the Month immediately following the Month in which Producer’s Gas is delivered to Processor (hereinafter referred to as the “Due Date”), Processor or Producer shall pay, or cause to be furnished and paid, the total amount due to the other party by check, ACH or wire transfer as determined by Processor or Producer. Should any amounts otherwise payable by a Party not be paid and received by its Due Date, all outstanding amounts that are owed shall bear interest thereon from the Due Date until paid in full at the lower of (i) one percent (1.0%) per annum or (ii) the maximum rate of interest allowed by law.

11.3 In the event an error is discovered in the amount contained in any statement rendered by Processor, such error shall be adjusted within thirty (30) days of the determination thereof; provided, however, that no adjustment for any billing statement or payment made pursuant to any such billing statement shall occur and all payments shall be final after the lapse of two years from the date of such statement, except as to matters that either Party has noted in a specific written objection to the other Party during the two year period.

11.4 Processor and Producer shall each have the right to examine, after execution of a confidentiality agreement, at all reasonable times, the books, records and charts of the other to the extent necessary to verify or audit the accuracy of any statement, bill, chart or computation made pursuant to this Agreement.

11.5 Processor and Producer shall each preserve for a period of at least twenty-four (24) months all test data, meter records, charts and other similar records.

ARTICLE 12

IMBALANCES

The Parties agree to cooperate with each other and with any interconnecting pipeline to remedy any imbalance of gas received and gas redelivered as soon as either Party becomes aware of an imbalance. At the end of each month, any imbalance in MMBtus between the quantity of Residue Gas attributable to Producer’s Gas redelivered by Processor hereunder at the Redelivery Point(s) and the quantity of Residue Gas that Producer is entitled to receive shall be balanced by means of a credit to Producer or payment from Producer, as applicable, based upon the Posted Price. The “Posted Price” shall be equal to the arithmetic average during the applicable month of

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

the daily gas prices per MMBtu under the column “East Texas–North Louisiana Gas Carthage Hub” as published daily by Gas Daily in the table entitled “Daily Price Survey” and the column entitled “Midpoint”; provided, however, for the first month of production hereunder, the Posted Price shall be calculated as provided above only for those days during such month in which Producer’s Gas volumes are actually gathered hereunder. Should the information necessary to calculate the Posted Price cease to be available, Processor and Producer shall mutually agree upon substitute publication(s) providing equivalent data for gas prices for Residue Gas delivered at the Redelivery Point(s).

ARTICLE 13

POSSESSION OF GAS AND WARRANTIES

13.1 After delivery of Producer’s Gas at the Receipt Points, and until redelivery by Processor to or for the account of Producer at the Redelivery Point(s), Processor shall be deemed to be in exclusive control and possession thereof and responsible for any loss or injury caused thereby. As between Producer and Processor at all other times Producer shall be deemed to be in exclusive control and possession thereof and responsible for any loss or injury caused thereby. The Receipt Points and Redelivery Point(s) shall be deemed to be located at the downstream flange of the meter station in which gas is measured. Title to Producer’s Gas shall at all times remain in Producer.

13.2 Producer warrants that at the time of delivery at the Receipt Point, it will have good title thereto and that such gas shall be free and clear of all liens and adverse claims; and each Party agrees, with respect to the gas delivered by it, to indemnify the other against all suits, actions, debts, accounts, damage, costs (including reasonable attorney’s fees), losses and expenses arising from or out of any adverse claims of any and all persons to or against said gas, including without limitation, any royalty, overriding royalty or other similar types of obligations.

ARTICLE 14

LIMITATION OF LIABILITY

FOR BREACH OF ANY PROVISION FOR WHICH AN EXPRESS REMEDY OR MEASURE OF DAMAGES IS PROVIDED, SUCH EXPRESS REMEDY OR MEASURE OF DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY. A PARTY’S LIABILITY HEREUNDER SHALL BE LIMITED AS SET FORTH IN SUCH PROVISION, AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED. IF NO REMEDY OR MEASURE OF DAMAGES IS EXPRESSLY PROVIDED HEREIN, A PARTY’S LIABILITY SHALL BE LIMITED TO DIRECT ACTUAL DAMAGES ONLY. SUCH DIRECT ACTUAL DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY, AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED. UNLESS EXPRESSLY HEREIN PROVIDED, NEITHER PARTY SHALL BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY OR INDIRECT DAMAGES, LOST PROFITS OR OTHER BUSINESS INTERRUPTION DAMAGES, BY STATUTE, IN TORT OR CONTRACT, UNDER ANY INDEMNITY PROVISION OR OTHERWISE. IT IS THE INTENT OF THE PARTIES THAT THE LIMITATIONS HEREIN IMPOSED ON REMEDIES AND THE MEASURE OF DAMAGES ARE WITHOUT REGARD TO THE CAUSE OR CAUSES RELATED THERETO, INCLUDING THE NEGLIGENCE OF ANY PARTY, WHETHER SUCH NEGLIGENCE BE SOLE, JOINT OR CONCURRENT, OR ACTIVE OR PASSIVE. TO THE

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

EXTENT ANY DAMAGES REQUIRED TO BE PAID HEREUNDER ARE LIQUIDATED, THE PARTIES ACKNOWLEDGE THAT THE DAMAGES ARE DIFFICULT OR IMPOSSIBLE TO DETERMINE, OR OTHERWISE OBTAINING AN ADEQUATE REMEDY IS INCONVENIENT AND THE DAMAGES CALCULATED HEREUNDER CONSTITUTE A REASONABLE APPROXIMATION OF THE HARM OR LOSS.

ARTICLE 15

NOTICES

Unless otherwise provided in this Agreement, any notice, request or demand which either Party desires to serve upon the other respecting this Agreement, shall be in writing and shall be considered as delivered when hand delivered or, if mailed by United States certified mail, postage prepaid, three (3) days after mailing or, if sent by facsimile transmission or email, when receipt is confirmed during normal business hours by the equipment of the transmitting/sending Party. Such notice shall be given to the other Party at the following address:

Processor:	Producer:
For Payments: (Wire Transfer)	Statements & Payments: (Wire Transfer)
Marlin G&P I, LLC	Anadarko E&P Company LP
Encore Bank	Mellon Bank
Houston, Texas	ABA# **
ABA# **	Account #: **
Account #: **

Correspondence:	Correspondence:
Marlin G&P I, LLC	Anadarko E&P Company LP
2105 City West Boulevard, Suite 100	1201 Lake Robbins Drive
Houston, Texas 77042	The Woodlands, TX 77380
Attn: Herb Chambers IV	Attn: Brian Stewart
Phone: (800) 715-9133	Phone: 832-636-3052
Facsimile: (866) 413-2905	Facsimile: 832-636-8048

or to such other address as either Party shall designate by written notice to other Party.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

ARTICLE 16

REGULATORY AUTHORITY

This Agreement and all operations hereunder are subject to the applicable federal and state laws, and the applicable ordinances, orders, rules and regulations of any local, state or federal governmental authority having jurisdiction.

ARTICLE 17

FORCE MAJEURE

17.1 In the event of either Party being rendered unable, wholly or in part, by force majeure to carry out its obligations under this Agreement, other than to make payments due hereunder, it is agreed that on such Party’s giving notice and reasonably full particulars of such force majeure in writing to the other Party as soon as possible after commencement of the occurrence of the cause relied on, then the obligations of the Party giving such notice, so far as they are affected by such force majeure, shall be suspended during the continuance of any inability so caused but for no longer period, and such cause shall be, as far as possible, remedied with all reasonable dispatch.

17.2 The term “force majeure” as employed herein shall mean an event not within the control of the Party claiming Force Majeure, or caused by that Party’s negligence, and which with the exercise of diligence cannot be overcome. Examples of events which may constitute Force Majeure include, without limitation, acts of God, strikes, lockouts or other industrial disputes or disturbances, acts of the public enemy, wars, blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, tornadoes, hurricanes or storms, and warnings for any of the foregoing which may necessitate the precautionary shut-down of wells, Plants, gathering systems or other related facilities, floods, washouts, arrests and restraints of governments and people, civil disturbances, terrorist acts or threats of terrorist acts, explosions, sabotage, breakage or accidents to equipment, machinery, plants, or lines of pipe, the making of repairs or alterations to lines of pipe or plants, inability to secure labor or materials, freezing of wells or lines of pipe, partial or entire failure of wells or gas supply, electric power shortages, necessity for compliance with any court order, or any law, statute, ordinance, regulation or order promulgated by a governmental authority having jurisdiction, inclement weather that necessitates extraordinary measures and expense to construct facilities and/or maintain operations and any other causes, whether of the kind enumerated herein or otherwise, not within the control of the party claiming suspension and which by the exercise of due diligence such party is unable to prevent or overcome. Such term shall likewise include, in those instances where either party hereto is required to obtain servitudes, rights-of-way, grants, permits or licenses to enable such party to fulfill its obligations hereunder, the inability of such party to acquire, or delays on the part of such party in acquiring, at reasonable cost and after the exercise of reasonable diligence, such servitudes, right-of-way grants, permits or licenses, and in those instances where either party hereto is required to furnish materials and supplies for the purpose of constructing or maintaining facilities or is required to secure permits or permissions from any governmental agency to enable such party to fulfill its obligations hereunder, the inability of such party to acquire, or delays on the part of such party in acquiring, at reasonable cost and after the exercise of reasonable diligence, such materials, supplies, permits and permissions. The term “force majeure” shall also include any event of force majeure occurring with respect to the facilities or services of either party’s suppliers or customers delivering or receiving any Residue Gas, Product, Fuel, feedstock, or other substance necessary to the performance of such party’s obligations, and shall also include curtailment or interruption of deliveries or services by such third party suppliers or customers as a result of an event of force majeure.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

17.3 Either party may briefly interrupt its performance hereunder for the purpose of making necessary or desirable inspections, alterations and repairs; and the party requiring such relief shall give to the other party reasonable notice of its intention to suspend its performance hereunder, except in cases of emergency where such notice is impracticable or in cases where the operations of the other party will not be affected. The party requiring such relief shall endeavor to arrange such interruptions so as to inconvenience the other party as little as possible. Service interruptions on the part of either party which are sanctioned by this provision are expressly included within the definition of “force majeure” for the purposes of this Agreement

17.4 It is understood and agreed that the settlement of strikes or lockouts shall be entirely within the discretion of the Party having the difficulty, and the above requirements that any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes or lockouts by acceding to the demands of the opposing Party when such course is inadvisable in the sole discretion of the Party having the difficulty.

17.5 Notwithstanding the foregoing, neither party shall be entitled to the benefit of the provisions of Force Majeure to the extent performance is affected by any or all of the following circumstances: (i) the party claiming excuse failed to remedy the condition and to resume the performance of such covenants or obligations with reasonable dispatch; or (ii) economic hardship, to include, without limitation, Producer’s ability to have gas gathered or processed at a more advantageous fee than this Agreement, Processor’s ability to gather and/or process gas at a higher or more advantageous fee than this Agreement, or a regulatory agency disallowing, in whole or in part, the pass through of costs resulting from this Agreement; or (iii) the loss of Producer’s market(s) or Producer’s inability to use or resell gas gathered and processed hereunder. The party claiming Force Majeure shall not be excused from its responsibility for any outstanding imbalances.

ARTICLE 18

MISCELLANEOUS

18.1 This Agreement shall be binding upon and inure to the benefit of the Parties hereto, their successors, and permitted assigns, heirs, administrators and/or executors. Neither Party may assign its right, title, and interest in, to and under this Agreement, including, without limitation, any and all renewals, extensions, amendments, and/or supplements hereto, without the prior written consent of the other Party, which consent shall not be unreasonably withheld. No such assignment shall in any way operate to enlarge, alter, or change any right or obligation of the other Party or Parties hereto. Notwithstanding the above, (i) Producer has the continuing right to sell all or any part of its interest in its wells, provided the sales, assignment or other transfer agreement specifically references this Agreement and subjects the interest so sold, transferred or assigned subject to the terms and provisions hereof and Producer has the right to assign or partially assign this Agreement to the purchaser, including any extensions or renewals thereof, (ii) Producer, to the extent it desires to sell Producer’s Gas at the wellhead prior to delivery at the Receipt Points, Producer (1) shall have the right to do so, as long as such gas remains subject to the terms and provisions hereof and (2) shall have the right to assign or partially assign this Agreement to the purchaser of Producer’s Gas for the term of such sale, including any extensions or renewals thereof, and (iii) each of the Parties hereto shall have the right to pledge, assign or grant a security interest in this Agreement in connection with such Party’s financing activities without the necessity of obtaining the other Party’s consent thereto.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

18.2 This Agreement and its Exhibits contain the entire agreement between the Parties, integrates the entire understanding between the Parties with respect to the subject matter covered herein and supersedes all prior understandings, drafts, discussions, or statements, whether oral or in writing, expressed or implied, dealing with the same subject matter, and there are no oral promises, agreements or warranties affecting it not otherwise set forth herein or in the Exhibits attached hereto.

18.3	No amendment to this Agreement will be effective unless it is in writing and executed by Processor and Producer.

18.4 This Agreement and the activities of the Parties hereunder shall be subject to the applicable federal and state laws and the applicable orders, laws, rules and regulations of any state or federal authority having or asserting jurisdiction, but nothing contained herein shall be construed as a waiver by either Party of any right to question or contest any such order, law, rule or regulation. The Parties shall be entitled to regard all such laws, rules, regulations and orders as valid and may act in accordance therewith until such time as the same may be invalidated by final judgment in a court of competent jurisdiction.

18.5 This Agreement and the rights and duties of the Parties arising out of this Agreement shall be governed by and construed, enforced, and performed in accordance with the laws of the State of Texas, as the same may be amended from time to time, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Texas.

18.6 If any provision of this Agreement is held to be illegal, invalid, or unenforceable under the present or future laws effective during the term of this Agreement (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement, and (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, (1) in lieu of such illegal, invalid, or unenforceable provision, there will be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and as may be legal, valid, and enforceable and (2) such illegality, invalidity and unenforceability shall not affect the validity or enforceability in that jurisdiction of any other provision of this Agreement nor the validity or enforceability in other jurisdictions of that or any other provision of this Agreement.

18.7 No waiver by either Party of the performance of any provision, condition or requirement herein shall be deemed to be a waiver of, or in any manner release the other Party from performance of, any other provision, condition or requirement herein; nor shall it be deemed to be a waiver of, or in any manner release the other Party from future performance of the same provision, condition, or requirement; nor shall any delay or omission of a Party in exercising any right hereunder in any manner impair the exercise of any such right or any like right accruing to it thereafter. No waiver shall be effective unless made in writing and signed by the Party to be charged with such waiver.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

18.8 Nothing contained in this Agreement shall be construed to create an association, trust, partnership, or joint venture between the Parties or impose a trust or partnership duty, obligation, or liability on or with regard to either Party.

18.9 Nothing in this Agreement, expressed or implied, shall give or be construed to give any person, other than the Parties hereto and their successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect to this Agreement or under any covenant, condition or provision contained herein; and all such covenants, conditions and provisions shall be for the sole benefit of the Parties hereto.

18.10 In construing this Agreement, the following principles shall be followed:

(a)	no consideration shall be given to the fact or presumption that one Party had a greater or lesser hand in drafting this Agreement;

(b)	examples shall not be construed to limit, expressly or by implication, the matter they illustrate;

(c)	The headings of the Articles, Sections and Paragraphs of this Agreement are for convenience of reference only and shall not constitute a part, nor modify, define or limit any of the terms or provisions, hereof;

(d)	the word “includes” and its syntactical variants mean “includes, but is not limited to” and corresponding syntactical variant expressions; and

(e)	the plural shall be deemed to include the singular and vice versa, as applicable.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in multiple originals as of the date and year first written above.

Processor: Marlin G&P I, LLC		Producer: Anadarko E&P Company LP

By:	/s/ Charles Lowery	By:	/s/ D.M. Altena
Title: Senior VP & CFO		Title:	Daniel M. Altena
General Manager

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

EXHIBIT A

FEES

1.	PROCESSING FEE:

In consideration for providing the gas processing services, Producer agrees to pay to Processor a processing fee of ** per MMBtu as measured at the Receipt Point.

2.	GATHERING FEE:

In consideration for the gathering services provided by Processor, Producer agrees to pay to Processor a gathering fee of ** per MMBtu as measured at the applicable Receipt Point.

3.	DEHYDRATION FEE:

In consideration for the dehydration services provided by Processor, Producer agrees to pay to Processor a dehydration fee of **  per MMbtu as measured at the applicable Receipt Point.

4.	RESIDUE GAS REDELIVERY FEE:

In exchange for redelivering Producer’s residue gas at the Redelivery Point(s), Producer agrees to pay to Processor a hub redelivery fee of ** per MMBtu of Residue Gas attributable to Producer’s Gas redelivered by Processor hereunder at the Redelivery Point(s).

5.	PLANT PRODUCT TRANSPORTATION FEE

In exchange for delivering or causing Producer’s Plant Products to be delivered to Producer at the interconnection of Processor’s natural gas liquid handling facilities, and the Panola Pipeline, Producer agrees to pay to Processor a Plant Product Transportation Fee of ** per gallon attributable to Producer’s allocated share of Plant Products delivered to Producer at the Plant Product Delivery Point.

6.	FEE ADJUSTMENTS:

On January 1, 2013, and each calendar year thereafter, all fee’s set forth in this Exhibit A (excluding Processor’s Retainage set forth in Section 5 above) would be adjusted by multiplying the respective fee by the greater of one or a fraction, the numerator of which would be the Current Year Index and the denominator of which would be the Base Year Index. These indices would be based upon the “Consumer Prices - All Urban Consumers” index as published monthly by the United States Department of Labor, using the All Items (Not seasonally adjusted) column (“CPI”) or a mutually agreeable successor or substitute measure of inflation. The

A-1

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

average monthly CPI for the twelve (12) consecutive months prior to January 1, 2012, is herein defined as the “Base Year Index”, and the average monthly CPI for the twelve (12) consecutive months prior to the applicable January I thereafter is herein defined as the “Current Year Index”. The parties recognize that the CPI necessary to compute the Current Year Index will not be available until after the applicable January 1, but that the Current Year Index would be computed when the CPI for the Current Year Index is available, with the fee adjusted retroactively to January 1.

A-2

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

EXHIBIT B

GAS QUALITY SPECIFICATIONS

Section 3 - Quality:

Subject to the other provisions of this Agreement, Producer’s Gas received at the Receipt Points shall be merchantable gas and shall meet the following quality specifications:

3.1 **

3.2 Hydrogen Sulfide: The gas shall not contain more than one-quarter (1/4) grain of hydrogen sulfide per one hundred (100) cubic feet as determined by quantitative test.

3.3 Total Sulfur: The gas shall not contain more than twenty (20) grains of total sulfur per one hundred (100) cubic feet of gas as determined by quantitative test.

3.4 Temperature: The gas shall not have a temperature of less than sixty degrees Fahrenheit (60° F) nor more than one hundred twenty degrees Fahrenheit (120° F).

3.5 Carbon Dioxide: The gas shall not contain carbon dioxide in excess of ** by volume.

3.6 Carbonyl Sulfide: The gas shall not contain carbonyl sulfide greater than 5 ppm of the propane as determined by quantitative test.

3.7 Oxygen: The gas shall not contain more than two-tenths of one percent (0.2%) by volume of oxygen.

3.8 Nitrogen: The gas shall not contain nitrogen in excess of two percent (2%) by volume.

3.9 Non-hydrocarbons: The gas shall not contain more than four percent (4%) by volume of total non-hydrocarbons. Non-hydrocarbons shall include, but not be limited to, carbon dioxide, nitrogen, sulfur and hydrogen sulfide.

3.10 Objectionable Liquids and Solids, and Dilution: The gas shall be free of objectionable liquids and solids, and be commercially free from dust, gums, gum-forming constituents, or other liquid or solid matter which might become separated from the gas.

If any gas tendered under this Agreement shall fail at any time to conform to any of the quality specifications set forth herein, Processor shall notify Producer of the deficiency and thereupon may, at the option of Processor, refuse to accept delivery pending correction by the delivering Party. If Processor, in its sole and absolute discretion, elects to accept Producers Gas that contains a percentage by volume of Carbon Dioxide in excess of ** but less than ** Producer agrees to pay Processor an additional fee of **  MMBtu, which shall be in addition to the fees set forth in Exhibit A. If Processor, in its sole and absolute discretion, elects

B-1

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

to accept Producers gas that contains a percentage by volume of Carbon Dioxide that is greater than ** but less than ** Producer agrees to pay Processor an additional fee of ** per MMBtu, which shall be in addition to the fees set forth in Exhibit A. The failure to accept gas from Producer as provided herein shall not form the basis for Producer to terminate this Agreement based on Processor’s failure to process Producer’s Gas for any specified period of time. Any gas not accepted shall be temporarily released for flow to alternative pipelines. Producer shall use its best efforts to cause any such temporarily released gas to be brought into compliance with the above specifications as soon as possible and recommence the delivery of Producer’s Gas to Processor at the Receipt Points.

B-2